Exhibit 99.1

Contact:	Ed Moise, Investor Relations
(337) 310-3500

US UNWIRED REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS

Company Records Quarterly EBITDA High of $28.0 Million

Net Subscribers Additions Top 37,700

HIGHLIGHTS:

	3 months ended 3/31			3 months ended 3/31
($000)	2004	2003		2004	2003
Total Revenues	$141,611	$124,730	Ending Subscribers	651,347	584,190
Net Loss	(9,662)	(57,472)	Net Subscriber Additions	37,787	25,623
EBITDA*	28,003	(8,229)	Churn	3.1%	3.7%
Capital Expenditures	5,226	9,829	ARPU**	$70.03	$68.81
*See attached table.			**Includes roaming.

LAKE CHARLES, LA (May 3, 2004)—US Unwired Inc. (OTCBB:UNWR), a PCS Affiliate of Sprint (NYSE:FON), today reported revenues of $141.6 million for the three-month period ended March 31, 2004. The company posted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the consolidated operations of $28.0 million for first quarter of 2004. These results included $6.9 million of EBITDA generated from the company’s wholly owned subsidiary, IWO Holdings, Inc.

“These are extremely strong results,” said Robert Piper, US Unwired’s President and Chief Executive Officer, commenting on the first quarter of 2004’s performance. “We accelerated the positive momentum generated last year from substantial changes in the policies, programs and procedures at every level of our company. As a result, we are more efficient and our metrics continue to improve.”

“Our churn rate fell to 3.1%, down 0.6% from a year ago and 0.3% from last quarter. The cost per gross addition fell by $28 from the first quarter of last year and by more than $100 from last quarter. Finally, our network performance has never been stronger. Even though we completed a record 1.7 billion minutes of use this quarter, our dropped and block call rates have never been lower. Collectively and individually, these results are exactly how we hoped to begin the year,” Piper continued.

During the first quarter, US Unwired sold certain non-core operating assets for net proceeds of approximately $41.6 million. The properties sold included US Unwired’s cellular operations, eight of its thirteen 10 MHz PCS licenses, 81 communication towers, and its 25% interest in a rural cellular property. From the net proceeds, the Company paid its senior secured lenders approximately $11.0 million and retained the remaining $30.6 million cash.

On a consolidated basis, US Unwired had unrestricted cash of approximately $144.3 million and restricted cash of $8.2 million at March 31, 2004. All of the restricted cash and $36.2 million of the unrestricted cash were held by IWO Holdings, Inc. At March 31, 2004, IWO was in payment and covenant defaults with its bank credit facility. US Unwired has not guaranteed or otherwise become responsible for IWO’s debt.

US Unwired will hold a conference call to discuss this press release at 11:00 a.m. Eastern Time on May 4, 2004. An online replay will be available approximately one hour following the conclusion of the live broadcast and will continue through May 18, 2004. Links to these events can be found at the Company’s web site at http://www.usunwired.com. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 888-694-4641. The teleconference will be available for replay until May 11, 2004, by calling 973-341-3080, and entering 4693049 when prompted for the pin number.

-MORE-

US Unwired Reports First Quarter Results

May 3, 2004

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 68 markets, currently serving over 650,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

About Sprint

Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 65,000 employees worldwide and over $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1, 7 and 7A of US Unwired’s Form 10-K for the period ended March 31, 2004 as filed with the Securities and Exchange Commission.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.

-MORE-

US Unwired Reports First Quarter Results

May 3, 2004

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the three months ended March 31,
	2004	2003
Revenue:
Subscriber	$101,781	$91,348
Roaming	31,083	26,607
Merchandise sales	8,324	6,186
Other revenue	423	589

Total revenue	141,611	124,730
Expense:
Cost of service	68,762	77,281
Merchandise cost of sales	14,285	9,185
General and administrative	7,927	7,260
Sales and marketing	22,589	25,844
Non-cash stock compensation	45	986
Depreciation and amortization	29,400	29,658
IWO asset abandonment charge	—	12,403

Total operating expense	143,008	162,617

Operating loss	(1,397)	(37,887)
Other income (expense):
Interest expense	(24,520)	(20,690)
Gain on sale of assets	(495)	2

Total other expense	(25,015)	(20,688)

Loss from continuing operations before equity in income of unconsolidated affiliates	(26,412)	(58,575)
Equity in income of unconsolidated affiliates	116	180

Loss from continuing operations	(26,296)	(58,395)

Discontinued operations:
Gain on disposal of discontinued operations	16,183	—
Income from discontinued operations	451	923

	16,634	923

Net loss	$(9,662)	$(57,472)

Basic and diluted loss per share
Continuing operations	$(0.20)	$(0.45)
Discontinued operations	0.13	—

	$(0.07)	$(0.45)

Weighted average outstanding common shares	128,845	128,832

-MORE-

US Unwired Reports First Quarter Results

May 3, 2004

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$144,328	$97,193
Restricted cash	8,173	19,358
Subscriber receivables, net	34,270	28,687
Other receivables	3,093	2,625
Inventory	4,309	5,615
Prepaid expenses and other assets	17,676	14,833
Receivables from related parties	641	647
Receivables from officers	85	85
Current assets related to discontinued operations	156	1,049

Total current assets	212,731	170,092

Property and equipment, net	388,119	411,518
Goodwill	46,705	46,705
Intangibles, net	31,904	40,785
Notes receivable from unconsolidated affiliates	1,906	1,887
Other assets	33,421	42,571
Non-current assets related to discontinued operations	150	4,770

Total assets	$714,936	$718,328

Current liabilities:
Accounts payable	$42,902	$41,377
Accrued expenses	81,083	77,137
Current maturities of long term obligations	15,585	11,145
Current maturities of long term obligations in default	352,120	351,697
Current liabilities related to discontinued operations	373	49

Total current liabilities	492,063	481,405

Long term obligations, net of current maturities	428,314	434,745
Long term obligations in default, net of current maturities	—	—
Deferred gain	31,212	30,729
Investments in and advances to unconsolidated affiliates	2,547	1,216

Stockholders’ deficit:
Common stock	1,288	1,288
Additional paid in capital	654,947	654,899
Retained deficit	(895,425)	(885,765)
Promissory note	—	(179)
Treasury stock	(10)	(10)

Total stockholders’ deficit	(239,200)	(229,767)

Total liabilities and stockholders’ deficit	$714,936	$718,328

-MORE-

US Unwired Reports First Quarter Results

May 3, 2004

UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the three months ended March 31,
	2004	2003
Cash flows from operating activities

Net cash provided by operating activities	$12,851	$9,959

Cash flows from investing activities

Proceeds from restricted cash	11,186	11,035
Proceeds from sale of assets	41,565	350
Distribution from unconsolidated affiliates	500	—
Payments for the purchase of equipment	(5,226)	(9,829)

Net cash provided by investing activities	48,025	1,556

Cash flows from financing activities

Principal payments of long-term debt	(13,741)	(172)

Net cash used in financing activities	(13,741)	(172)

Net increase in cash and cash equivalents	47,135	11,343

Cash and cash equivalents at beginning of period	97,193	61,985

Cash and cash equivalents at end of period	$144,328	$73,328

-MORE-

US Unwired Reports First Quarter Results

May 3, 2004

EBITDA is an acronym for Earnings before Interest, Taxes, Depreciation and Amortization, although other items in addition to these are sometimes excluded to calculate EBITDA. Although EBITDA is not a calculation in accordance with accounting principles generally accepted in the United States (GAAP), we believe that EBITDA is widely used as a measure of operating performance in our industry. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP. In addition, since all companies do not calculate EBITDA in the same manner, this measure may not be comparable to similarly titled measures reported by other companies. We believe the nearest comparable GAAP measure to EBITDA is our Net Loss, and we have presented below a reconciliation of the two measures.

	Three-month period ended March 31, 2004
	US Unwired Inc. (Parent)	Unwired Telecom Corporation	Louisiana Unwired LLC	IWO Holdings, Inc.	Consolidating Entries	Consolidated
EBITDA	$(45)	$—	$21,236	$6,877	$(65)	$28,003
Depreciation and amortization	(457)	—	(14,979)	(13,964)	—	(29,400)
Interest income (expense), net	(12,010)	383	(1,579)	(11,314)	—	(24,520)
Gain on sale of assets	1	1,762	(2,233)	(25)	—	(495)
Equity in income (losses) of unconsolidated subsidiaries	(15,756)	116	(18,426)	—	34,182	116
Discontinued operations, net	—	386	—	—	65	451
Gain on disposal of discontinued operations	—	16,183	—	—	—	16,183

Net income (loss)	$(28,267)	$18,830	$(15,981)	$(18,426)	$34,182	$(9,662)

	Three-month period ended March 31, 2003
	US Unwired Inc. (Parent)	Unwired Telecom Corporation	Louisiana Unwired LLC	IWO Holdings, Inc.	Consolidating Entries	Consolidated
EBITDA	$(935)	$—	$7,799	$(14,882)	$(211)	$(8,229)
Depreciation and amortization	(654)	—	(15,630)	(13,374)	—	(29,658)
Interest income (expense), net	(10,149)	325	(1,995)	(8,871)	—	(20,690)
Gain on sale of assets	—	—	2	—	—	2
Equity in income (losses) of unconsolidated subsidiaries	(46,888)	154	(37,127)	—	84,041	180
Discontinued operations, net	—	712	—	—	211	923

Net income (loss)	$(58,626)	$1,191	$(46,951)	$(37,127)	$84,041	$(57,472)

-MORE-

SELECTED OPERATING METRICS

	1Q 2004	1Q 2003
Subscribers
Gross Additions	101,702	93,118
Net Additions	37,787	25,623
Total Customers	651,347	584,190
Resale Customers	116,786	22,812
Churn	3.1%	3.7%

Average Revenue Per User, Monthly
Including Roaming	$70.03	$68.81
Without Roaming	53.64	53.29

Cash Cost Per User, Monthly
Including Roaming	40.29	49.12
Without Roaming	29.22	37.68

Cost Per Gross Addition	281	309

Average Monthly MOUs Per Subscriber
Home	583	516
Roaming	213	158

System MOUs (Millions)
Subscriber	1,106	885
Roaming	570	352

Licensed POPs (Millions)	17.6	17.6
Covered POPs (Millions)	12.8	12.7
Towers	1,894	1,831

-END-